Exhibit 99.1

OMNILIT ACQUISITION CORP. ANNOUNCES CHANGE OF SPECIAL MEETING DATE

Miami Beach, FL, Dec. 12, 2022 (GLOBE NEWSWIRE) — OmniLit Acquisition Corp. (NASDAQ:OLIT) (the “Company”), a blank-check company formed for the purpose of acquiring or merging with one or more businesses, today announced that the special meeting of its stockholders (the “Special Meeting”) scheduled for Tuesday, December 13, 2022, is being postponed to Wednesday, December 21, 2022. At the Special Meeting, stockholders will be asked to vote on the following proposals: (1) A proposal to amend the Company’s amended and restated certificate of incorporation by allowing us to extend (the “Extension”) the date by which we have to consummate a business combination (the “Combination Period”) for an additional nine (9) months, from February 12, 2023 to November 12, 2023, (the “Extended Date”), or such earlier date as determined by the Board; (2) a proposal to amend the Investment Management Trust Agreement, dated November 8, 2021, (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Company (the “Trustee, to authorize the Extension and its implementation by the Company; and (3) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the forgoing proposals.

As a result of this change, the Special Meeting will now be held at 3:30 p.m., Eastern Time, on Wednesday, December 21, 2022, via a virtual meeting link at www.cstproxy.com/omnilitacquistion/2022. The Company has also extended the deadline for holders of the Company’s Class A common stock issued in the Company’s initial public offering to submit their shares for redemption in connection with the Proposals to Monday, December 19, 2022. As of December 9, 2022, the end of the redemption period for the Ordinary Shares issued as part of the units in the Company’s initial public offering consummated on November 12, 2021, an aggregate of 14,152,185 Ordinary Shares were tendered for redemption in connection with the Special Meeting. The final redemption price is approximately $10.27 per share redeemed.

In addition, OmniLit has determined to allow holders of OmniLit’s Class A ordinary shares to reverse their election to have their shares of OmniLit’s Class A ordinary shares redeemed until 5:00 p.m. Eastern Time on December 19, 2022. There can be no assurance, however, that holders will request to change their election to redeem their shares or that the final number of shares redeemed will further decrease. Holders should refer to the relevant risk factor and other disclosure in the Proxy Statement prior to making a decision with respect to reversing redemptions.

The Company plans to continue to solicit proxies from stockholders during the period prior to the Special Meeting. Only the holders of the Company’s Class A common stock and Class B common stock as of the close of business on November 17, 2022, the record date for the Special Meeting, are entitled to vote at the Special Meeting.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Proposals, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of the Company in favor of the approval of the Proposals. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the definitive proxy statement dated November 22, 2022 (the “Proxy Statement”), which may be obtained free of charge from the sources indicated below.

No Offer or Solicitation

This Press Release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposals. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Proposals. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to the Company’s proxy solicitor, Morrow Sodali LLC. You may contact Morrow Sodali at (800) 662-5200 (toll free), or brokers and banks may call collect at (203) 658-9400, or by email at OLIT@investor.morrowsodali.com.

COMPANY CONTACT

Skylar Jacobs

info@omnilitac.com